UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

June 26, 2007

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation or Organization of Registrant)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 26, 2007, Gannett Co., Inc. (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc. in connection with a proposed public offering of $1,000,000,000 of the Company’s Floating Rate Convertible Senior Notes due July 15, 2037. The closing of the offering is expected to occur on June 29, 2007. A copy of the underwriting agreement is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: June 29, 2007	By:	/s/ Todd A. Mayman
Todd A. Mayman Vice President Associate General Counsel, Secretary and Chief Governance Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 26, 2007, by and among the Company and Citigroup Global Markets Inc. (the “Underwriting Agreement”).

4.1	Form of Sixth Supplemental Indenture between the Company and Wells Fargo Bank, National Association, as Successor Trustee.

4.2	Form of Floating Rate Convertible Senior Note due 2037.

5.1	Opinion of Nixon Peabody LLP regarding the legality of the Notes and validity of the underlying shares of common stock offered pursuant to the Underwriting Agreement.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Nixon Peabody LLP (included in Exhibit 5.1).